NOTE: Confidential treatment has been requested for certain portions of this document. Material that has been omitted from this document as filed on EDGAR is marked as follows [**].

ClearMode Content Provider
STANDARD SERVICE AGREEMENT

Between

Wmode Inc.

and

Dwango North America Corp.

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CLEARMODE CONTENT PROVIDER STANDARD SERVICE AGREEMENT

BETWEEN:

Wmode Inc, a company incorporated under the laws of the province of Alberta, Canada, having its principal place of business located at 3553 - 31 Street N.W. Calgary, Alberta, Canada T2L 2K7;

(hereinafter referred to as "Wmode").

AND:

Dwango North America Corp. d/b/a/ Dwango Wireless, a corporation organized under the laws of Nevada, USA, with offices at 200 West Mercer Street, Suite 501, Seattle, WA 98119;

(hereinafter referred to as "Content Provider").

WHEREAS:

A.	Wmode has developed and operates ClearMode, a mobile portal and content management service, and

B.	Carrier(s) have developed and operate mobile telecommunications networks that can be accessed from mobile telecommunications devices; and

C.	Content Provider has developed or represents applications that can be used on mobile telecommunications devices; and

D.
Wmode has entered into agreements with Carriers to allow billing records generated by the usage of the information provided by ClearMode services to be accessed by Content Provider End-Users to be posted on the Carriers’ billing systems; and

E.	Content Provider and Wmode have agreed to enter into this Agreement providing Content Provider with ClearMode services; and

NOW THEREFORE in consideration of the mutual covenants contained herein, the parties agree as follows:

1.	DEFINITIONS

"Agreement" means this ClearMode Content Provider Standard Service Agreement;

"Application(s)" or (“Content”) means computer software and wireless applications developed or sold by the Content Provider delivered to End-Users;

"Carrier Addendum(s)" means the agreement between Content Provider and Wmode whereby Content Provider acknowledges Wmode will grant access to a specific Carrier’s billing system through ClearMode upon Content Provider acceptance of the terms set out in the Carrier Addendum.

“Carrier / Operator Agreement” means Wmode’s agreements with mobile operators (Carriers) to allow billing records generated by ClearMode from the usage of mobile applications provided by content providers to be posted on to End-Users accounts in carriers’ billing systems.

“ClearMode” means Wmode’s mobile portal and content management system.

"Documentation" means rules and instructions associated with ClearMode and that relate to the use of the ClearMode by Content Provider or End-Users for its intended purposes; which may include, but are not limited to, Wmode's Proposal, these Standard Terms and Conditions, Wmode’s standard Service Level Agreement and Wmode’s Service Price List, online documentation, online resources and access to the ClearMode developer support network.

"Effective Date" means the date on which the last party to execute this Agreement or Carrier Addendum thereto executes it;

"End-Users" mean mobile data users using content provided by Content Provider under the terms of this agreement.

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“Gross Revenue” shall mean the revenue that results from retail transactional charges by the Carrier through ClearMode to End Users in exchange for the Content Providers' authorized sale, distribution or sub-licensing of the Applications or Content by the Carrier less any local use or sales taxes.

"Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

"Property" shall have the meaning set forth in Section 5 of this Agreement; Property

"Service" means the features, functions and services provided to the Content Provider by Wmode through its ClearMode Clearinghouse.

"Term" shall have the meaning set forth in Section 8 of this Agreement;

"Territory" shall mean the service area provided by Carrier and its roaming partners;

"Trade-Marks" means the Clearinghouse Members trade-marks as identified in the Clearinghouse content catalogue or as noted in Schedule A if applicable;

"Warranty" shall have the meaning set forth in Section 6.1 of this Agreement;

1.1	Headings of Clauses are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

2.	WMODE SERVICE COMMITMENTS

2.1	Grant of rights to use ClearMode

Wmode hereby grants to the Content Provider for the duration of the Term, and the Content Provider accepts, a non-exclusive, non-transferable and non-assignable right to use the current version of ClearMode for:

(a)
the use or right to use the approved Services provided through ClearMode via the Carrier wireless telecommunications network, in the Territory, for the sole purpose of allowing Content Providers to make its Applications available to End-Users; and

(b)	use the Service or any Trade-Marks in the Territory in association with Content Provider’s offering of the Application(s) to End-Users; and

(c)
the generation of billing records for Applications purchased by End-Users for inclusion on End-Users’ monthly mobile telephone bills or the generation of deductions from an End-User’s Prepaid Account from Wmode’s Service; and

(d)	the settlement of a pre-arranged fees for this billing service

2.2	ClearMode Operations

Wmode is responsible to provide to Content Provider the Services that meet the functional requirements of ClearMode. However, Wmode reserves the right to select the material, equipment, software, design, method of performance, hosting and means of implementation necessary to provide the Service.

2.3	Changes to the ClearMode service

All changes affecting ClearMode’s features or otherwise affecting the scope of the Services are to be documented in writing for approval and authorization by Content Provider and Wmode's representatives. All authorized changes may result in changes in price, availability, delivery and/or terms and conditions.

2.4	Start of service

Wmode shall establish a start of service after (a) receipt of written acceptance by Content Provider to provide the Service, (b) receipt by Wmode at its facility of all necessary information from Content Provider, including but not limited to final agreement on detailed specifications and, (c) the integration, configuration and verification of the Content Provider Application(s) within ClearMode.

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.

In the event that the start of service is delayed because of Content Provider re-quests, acts or omissions, Wmode shall have the right to extend the start of Service date. Wmode shall not be liable for any damages caused by delay in start of Service

2.5	Support

Provided Content Provider is accessing the current version of ClearMode, Wmode will provide reasonable technical support concerning the operation of ClearMode by telephone and by e-mail to the during the normal business hours on days that the ClearMode Partner Assistance Center is open for business.

3.	CONTENT PROVIDER COMMITMENTS

3.1	Carrier Operator Agreements

Wmode will from time to time enter into agreements with mobile operators (Carriers) to provide discovery, management, delivery and the generation of prepaid and post-paid billing records to be generated by ClearMode from the usage of mobile applications provided by content providers.

Content Provider acknowledges Wmode will grant access to a Carrier’s internal systems through ClearMode upon Content Provider acceptance of the terms set out in the Carrier Addendum(s) to this Agreement, which may incorporate by reference Wmode’s contract with the Carrier. Such Carrier Addendum and documents incorporated therewith may include, and not limited to, terms regarding; integration, settlement, payments, repudiation, customer care, style guides, operations, service levels, technical specifications, testing, and prohibitions regarding certain types of Applications.

3.2	Termination and changes by a carrier

Carriers may from time to time make changes in the operating requirements and terms and conditions or terminate its Carrier / Operator agreements with Wmode. Content provider acknowledges that it will be bound by such changes or termination. Wmode will not be responsible for any costs incurred by Content Provider for such changes or termination.

3.3	Representations, Warranties and Covenants

Content Provider represents, warrants and covenants to Wmode as follows:

(a)	it has the power and authority to enter into this Agreement and perform its obligations hereunder;

(b)	it has duly authorized, executed and delivered this Agreement and this Agreement, once executed, constitutes a legally valid and binding obligation of Content Provider enforceable against Content Provider in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and subject to general equitable principles;

(c)	the Content has been or will be designed, developed and implemented in accordance with the Specifications, the applicable Documentation, and industry standards for games, codes and software of similar functionality;

(d)	the Content will function upon delivery substantially in accordance with the Specifications, the applicable Documentation and industry standards for similar games;

(e)	the Content will not infringe any Intellectual Property Right or any other proprietary right of a third party;

(f)	the Content Provider is and will be, during the Term, the legal and beneficial owner or authorized licensee of all Intellectual Property Rights in the Content free and clear of all liens, charges and encumbrances to the extent that the same may restrict or limit the ability of Content Provider to perform its obligations or the ability of Wmode to exercise its rights under this Agreement and Content Provider has the full power and authority to grant the licenses and rights and to perform its obligations herein contemplated without the consent of any other Person;

(g)	it shall pay all applicable royalties and any and all other amounts to the Persons from whom Wmode licenses the Content or to any governmental or regulatory body (the “Licensors”) in a timely manner and shall maintain all related licenses and similar agreements in good standing throughout the Term. Content Provider shall be solely responsible to its Licensors for any and all royalties and other amounts payable pursuant to the distribution of the Content in accordance with this Agreement and shall hold any royalties received from Wmode in a separate trust account in trust for its Licensors;

(h)	it has not granted and will not grant any rights or licenses to the whole or any part of the Total Content or any other Intellectual Property Rights or technology that would conflict with Content Provider’s obligations or Wmode’s rights under this Agreement;

(i)	the Content will not contain any back door, time bomb, drop-dead device or other software routine designed to disable the Content automatically either with the passage of time or under positive control of any Person;

(j)	the Content will not contain any viruses, Trojan horses, worms or other software routines designed to disable, erase, or otherwise harm the Content or any Interactive Device used to access any of the foregoing;

(k)	the Content will be created solely by, or licensed by, Content Provider and Content Provider has obtained all assignments of Intellectual Property Rights from its employees and contractors and its contractors’ employees necessary to grant the rights to Wmode herein granted;

(l)	the provision of the Content, and the other services provided hereunder, shall be performed with reasonable skill and care;

(m)	the Content is not and will not be unlawful, abusive, defamatory;

(n)	Wmode’s use of Content Provider’s Marks pursuant to this Agreement do not:

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(i)	infringe the Intellectual Property Rights of any Person

(ii)	unlawfully promote or incite hatred (including any transmissions constituting or encouraging conduct that would constitute a criminal offence, give rise to civil liability, or otherwise violate any applicable law);

(iii)	access or scan any equipment, device, software, data, or any confidential, copyright protected or patent protected material of any other person, without the knowledge and consent of such person, nor use any tools designed to facilitate such access or scan;

(iv)	upload, post, transmit, reproduce, or distribute in any way, information, software or other material that is protected by copyright, or other proprietary right, or related derivative works, without obtaining permission of the copyright owner or rightholder;

(v)	intentionally alter, modify, disrupt or tamper with the Carrier Network or any aspect thereof; restrict, inhibit or otherwise interfere with the ability of any other person to use or enjoy the Carrier Network or create an unusually large burden on the Carrier Network, including, without limitation: posting or transmitting any information or software that contains a virus or other harmful or debilitating feature; distributing mass or unsolicited messages (“spamming”); or otherwise independently generating levels of traffic sufficient to impede others’ ability to send or retrieve information; or

(vi)	intentionally interfere with computer networking or telecommunications service to or from any user, host or network, including but not limited to denial of service attacks, seizure or abuse of operator privileges (“hacking”) or attempting to “crash” a host.

3.4	Conflicts

If there is a conflict between this Agreement and Carrier Addendum with respect to the matters covered by the Carrier Addendum, the terms of the Carrier Addendum will control.

3.5	Service Level Agreement

Content Provider will perform, at its expense, all hosting and related operational activities in support of the operation of the Content Provider Application(s). Content Provider will use commercially reasonable efforts to ensure accessibility of the Content Provider Mobile Channel by End Users during the term of this Agreement according to the terms of the Service Level Agreement provided in Schedule B. If Content Provider delays in signing the Service Level Agreement, the start of Service shall be delayed until the Service Level Agreement is signed.

3.6	Integration with ClearMode

Content Provider is solely responsible to perform the necessary integration efforts as defined in the Documentation. Prior to providing Applications to End Users, the integration of ClearMode must pass all acceptance tests the reasonable satisfaction of Wmode.

3.7	Information is correct

Content Provider will ensue that all information regarding the Content Provider and any of its Applications shall at all times be true, accurate, current and complete.

3.8	Responsibility for the operation of Applications

Content Provider is responsible for, including but not limited to, the operation, marketing, development, creation, maintenance, upgrade, end user access, and all technical support for its Applications. Content provider is responsible for obtaining all licenses, permits or releases required to enable the purchase of its Applications by End Users.

3.9	Obligation to distribute

Content Provider agrees and acknowledges that neither Wmode and Carrier has any obligation to market or distribute Applications and that there is no guarantee or assurance that Content Provider will receive any revenues.

3.10	Right to represent Applications to Carriers

Content Provider grants Wmode the non-exclusive limited right to represent its content offering to Carriers for the purpose of evaluation, testing and distribution to the Carrier’s subscriber base including listing on Wmode’s website. Prices for the Applications will be determined by the Content Provider as negotiated with the Carriers, or in accordance with restrictions defined in the Carrier Addendum(s) to the Agreement.

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3.11	Payment and Charges for Wmode Services

Content Provider shall pay such service fees payable to Wmode by Content Provider as identified in Schedule A, or in the Carrier Addendum(s). In the event that a Wmode invoice remains unpaid sixty days after date of said invoice, Wmode reserves the right to stop Service until Wmode receives payment.

3.12	Monthly Revenue Reports, Payments and Settlement

After the Commercial Launch Date with respect to Premium Content and Applications, within ten (10) days of the end of each calendar month, Wmode shall provide Content Provider with a report detailing the Monthly Revenue earned for the Premium Content and Applications in such calendar month as well as the number of successful Premium Content deliveries to User Devices in such calendar month.

Each party will pay to the other party all amounts due hereunder when due. Payments by Wmode to the Content Provider will be in accordance with the Carrier Addendum and in all cases payment will be within 5 (five) business days of the receipt of funds by Wmode from the Carrier. Each party may accept any check or payment without prejudice to its rights to recover the balance due or to pursue any other right or remedy. No endorsement or statement on any check or payment or letter accompanying any check or payment or elsewhere will be construed as an accord or satisfaction.

4.	CONSIDERATION, TAXES AND AUDIT RIGHTS

4.1	Membership and Service Fees

The Membership fees for Wmode services are as stipulated in Schedule A - “ClearMode Clearinghouse Content Provider Membership Fees”.

End-User purchase prices and service fees for Applications provided by Content Provider to Content Provider’s End-Users will be documented in specific Carrier Addendums, which will be signed by Wmode and Content Provider from time to time. Carrier specific revenue sharing amounts, if applicable, will appear in specific Carrier Addendum, which must be signed by Content Provider prior to Start of Service with a specific Carrier.

In the event that Content Provider, at any time, requests a change in the Service or causes the scheduled start of service dates to be delayed, the Service price may, at Wmode's discretion, upon written notice, be adjusted accordingly to reflect the price of the new Service or the prevailing price at the time of the new start of Service date.

4.2	Taxes

All payments to be made by Content Provider under this Agreement shall be made free and clear and without deduction for any sales tax, such as State Sales Tax or any and all other present or future local or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, or any other present or future taxes, levies, imports, duties, deductions, charges or withholding imposed by any governmental authority (hereinafter the "Taxes"). Where Taxes apply, Wmode shall provide to Content Provider an invoice reflecting such sales Taxes charged to Content Provider.

4.3	Audit Rights

The settlement of revenues and the payment of any service fees by Wmode to Content Provider are based on monthly reporting and invoices and statements provided by Wmode or Wmode’s financial settlement partners. Wmode shall keep copies of relevant revenue records for a period of three (3) years during the term of the Agreement and for a period of one (1) year following the termination of this Agreement. On reasonable written notice, but no more than once per calendar year, Content Provider or its agents shall have the right to audit Wmode’s records. If any audit discloses that Content Provider was underpaid or overpaid for its portion of revenues, Wmode shall immediately reimburse or invoice Content Provider accordingly for all revenues so determined to have been in error.

5.	OWNERSHIP OF INFORMATION, INTELLECTUAL PROPERTY RIGHTS AND NON-DISCLOSURE

5.1	Wmode

Wmode shall remain, the owner or licensee of ClearMode, the Trade-Marks, the Documentation and all related intellectual property, including without limitation, all copyright, trade secret, patent, trade-marks and other intellectual or industrial property rights therein (the "Property"). No Property or ownership right or interest in the Property or any part thereof is granted to Content Provider by virtue of this Agreement, the rights granted hereunder to Content Provider being solely contractual in nature.

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Content Provider covenants to execute and provide all documents reasonably necessary to Wmode from time to time in order to protect Wmode and the Clearinghouse Member’s rights, title or interest in the Property in the Territory or in any other jurisdiction. This obligation of Content Provider will continue for a period of five (5) years after the termination of this Agreement.

5.2	Content Provider

As between Wmode and Content Provider, Content Provider reserves and retains all right, title and interest, including but not limited to all Intellectual Property Rights in the technology used by Content Provider in connection with this Agreement and no title to or ownership of any of the technology is transferred to Wmode or any other Person under this Agreement. As between the parties, Content Provider retains all Intellectual Property Rights and all right, title and interest in and to the Content Provider Applications (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, the Look and Feel, Trade-Marks and other items posted thereon or used in connection or associated therewith; but excluding any items supplied by Wmode) and the Content Provider Trade-Marks. Except as specifically set forth in this Agreement, Wmode obtains no right to use Content Provider Intellectual Property Rights beyond the term of this Agreement.

5.3	Prohibited Uses

Save and except as expressly set out in Section 2.1, no rights are granted to Content Provider with respect to the use of the Property. Without limiting the generality of the foregoing, the parties agree that Content Provider shall not, directly or indirectly, cause or permit decompilation, transformation, disassembly or reverse engineering of ClearMode nor shall it, directly or indirectly, modify, merge, copy or otherwise reproduce or tamper with the ClearMode or Documentation or produce or create any derivative works thereof.

As the wireless Application(s) industry evolves it may become necessary over time for changes to be made to the presentation or format of one or certain of the Application(s). If such circumstances arise, Wmode agrees to consider in good faith Content Provider’s requests in that sense to make reasonable efforts to accommodate Content Provider, provided that Wmode’s and the Clearinghouse Member’s rights and interests are adequately protected.

5.4	Proprietary Notices

Content Provider shall not alter or remove any copyright, trade secret, patent, trade-mark, proprietary and/or other legal notices contained on or in ClearMode or the Documentation.

5.5	Confidential Information

Content Provider acknowledges that all material and information that has or will come into its possession or knowledge in connection with Wmode's Service and the performance thereof, consists of confidential and proprietary data, which disclosure to or use by third parties will be damaging. Content Provider therefore agrees to execute Wmode's Non-Disclosure Agreement and abide by the terms of that agreement and hold such material and information in strictest confidence, not to make use thereof other than for the performance of this contract, to release it only to employees requiring such information, and not to release or disclose it to any other party.

Content Provider agrees to take the appropriate action with respect to its employees to ensure that the obligations of non-use and non-disclosure of confidential information can be fully satisfied.

Content Provider is granted the limited license to publicize status as a clearinghouse member provided that Wmode’s logo and trademarks are used in accordance with Wmode usage guidelines. Content Provider hereby grants to Wmode the right to publicize their status as a clearinghouse member. Either party may provide a link to the other party's website.

5.6	Suggestions and changes

Any suggestions from Wmode regarding changes to Content Provider’s service, applications or process are made in good faith, based on then available information. Any changes or modifications made as a result of such suggestions shall be made at the exclusive risk of Content Provider. Any suggestions from Content Provider regarding changes to Wmode’s equipment, processes or Services will not result in any claim, ownership or right to the resulting intellectual property.

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6.	WARRANTY, REMEDIES, DISCLAIMERS AND LIMITATION ON LIABILITY

6.1	Sole Warranty

Content Provider acknowledges that ClearMode, represented by Wmode cannot be entirely free of defects or errors, despite all verifications that have been made regarding the performance and function. Subject to Sections 6.2 and 6.3, Wmode warrants that during the Term and any renewal thereof, ClearMode will perform and function substantially in accordance with its then in effect specifications, as set forth in the applicable Documentation provided by Wmode (the "Warranty").

Except as specifically provided above, Wmode expressly disclaim all other warranties, whether express or implied, written or oral, with respect to the ClearMode, the documentation or under this Agreement, including any warranties of merchantability, fitness for a particular purpose, or non-infringement or those arising by law, statute, usage of trade or course of dealing. Other than the Warranty, no employee, agent or other representative of Wmode is authorized to give any other warranty.

6.2	Conditions for the Applicability of the Warranty

The Warranty will only apply to the performance and functioning of ClearMode where the Applications are accessed and used by Content Provider or End-Users using Carrier’s wireless Telecommunications Network. Further, the Warranty will not apply to or cover any performance problem or malfunction of ClearMode: (a) caused, in whole or in part, by Content Provider’s products, services, technologies, systems or equipment; or (b) caused by or resulting from, in whole or in part, the negligence or other actions of Content Provider or End-Users; or (c) resulting from accident, misuse, abuse, neglect or improper repairs, alterations or attachments made by Content Provider not approved by Wmode.

6.3	Sole Remedy Under the Warranty

If ClearMode does not substantially perform or function in accordance with the Warranty, then Wmode shall, at its expense and option, (a) use reasonable efforts to make ClearMode perform or function in accordance with the Warranty, (b) replace the non-performing or malfunctioning ClearMode with an equivalent service or ClearMode that performs or functions in accordance with the Warranty, or (c) credit the End-User for the session(s) during which ClearMode failed to substantially perform or function in accordance with the Warranty.

In the event that at the request of Content Provider, remediation support requires Wmode on-site assistance and the Content Provider approves for this assistance, Content Provider will be responsible for all travel time at the prevailing rate and for all travel and living expenses at cost plus fifteen percent. Wmode shall provide on-site assistance beyond the scope of this guarantee in accordance with its prevailing terms and rates.

The above shall be Wmode’s sole obligation, and Content Provider’s sole remedy, under the Warranty.

6.4	Wmode Limitations on Liability and Damages

Wmode shall have no liability whatsoever in relation to Content Provider’s or any End-User's use of ClearMode or the Documentation, or, subject to Section 7, with respect to any infringement or alleged infringement of any intellectual property rights of any Person by the Property, or as a result of the use of the Property.

Sections 6.1, 6.2 and 6.3 set out Wmode's entire liability with respect to the performance or functioning of ClearMode or in relation to any alleged breach of the Warranty related thereto, and Section 6.4 sets out Wmode's entire liability in relation to Content Provider’s or any End-User's use of ClearMode or of the Documentation, or, subject to Section 7, with respect to any infringement or alleged infringement of any intellectual property rights of any Person by the Property or as a result of the use of the Property. The total maximum aggregate liability of the Wmode arising from or due to the Property or under this Agreement, of any kind whatsoever including, without limitation, any costs, expenses, losses, claims, demands, damages, obligations, liabilities or injuries arising from or due to the Property or other performance or non-performance by Wmode under or related to this Agreement, whether based or arising in contract, in tort, under a statute, at law, in equity or otherwise, is limited to the remedies specified by this Agreement and may not exceed in any and all circumstances whatsoever, in the aggregate, the payments actually received by Wmode for the Service for the previous three (3) month period.

WMODE WILL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF USE, REVENUE OR PROFIT, REGARDLESS OF THE FORM OF THE CAUSE OF ACTION AND REGARDLESS OF WHETHER WMODE KNEW OR OUGHT TO HAVE KNOWN OF THE POSSIBILITY OF DAMAGES.

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6.5	Content Provider Limitations on Liability and Damages

Content Provider shall have no liability whatsoever in relation to use of Wmode’s ClearMode service or any End-User's use of ClearMode or the Documentation, or, subject to Section 7, with respect to any infringement or alleged infringement of any intellectual property rights of any Person by the Property, or as a result of the use of the Property

7.	INDEMNITY

7.1	Indemnification

Each party (the “Indemnifying Party”) will defend, indemnify and hold harmless the other party (the “Indemnified Party”), and the respective directors, officers, employees, suppliers, and agents of the Indemnified Party, from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys’ fees) (collectively, “Claims”) arising out of or in connection with any third-party claim alleging (i) any breach of such party’s representations or warranties or covenants set forth in this Agreement, (ii) that any advertisements or other content or materials served or submitted by such party to or through the Content Provider Application(s), as the case may be, contains any material that is obscene, libelous or defamatory, or infringes any Intellectual Property Rights or other rights of any third party, (iii) in the case of Content Provider, that technology or information used by Content Provider in the creation, operation or maintenance of the Content Provider Application(s) infringes on the Intellectual Property Rights of any person, or (iv) in the case of Wmode, that technology or information used by Wmode in the creation, operation or maintenance of ClearMode infringes on the Intellectual Property Rights of any person. In addition, Content Provider, as Indemnifying Party, will indemnify Wmode, as Indemnified Party, from and against any and all Claims related to the goods and services, if any, sold by Content Provider through ClearMode. The obligations of the Indemnifying Party are subject to the requirements that (a) the Indemnified Party notify the Indemnifying Party in writing within a reasonable time after the Indemnified Party is notified of a claim (provided, failure to provide timely notice will not alter the Indemnifying Party’s duties hereunder except to the extent such party is materially prejudiced thereby), (b) the Indemnifying Party have sole control of the defense of the claim (except that, if an Indemnified Party elects to do so, it may participate in the defense at its own expense) and all related monetary settlement negotiations (it being agreed that any non-monetary terms, including any licensing terms, of any settlement of a claim that directly affects the Indemnified Party shall require the prior written approval of the Indemnified Party), and (c) the Indemnified Party provides the Indemnifying Party with assistance, information and authority necessary for the Indemnifying Party to perform its obligations under this section; provided always that the Indemnified Party will not be required to admit liability under any circumstances. Reasonable out-of-pocket expenses incurred by an Indemnified Party in providing such assistance must be reimbursed by the Indemnifying Party promptly upon receipt of an account of such expenses. The obligations of the parties as set forth in this Section survive expiration or termination of this Agreement.

7.2	Limitations on Liability

Wmode shall not have any liability to Content Provider under this Section 7 to the extent that any infringement or claim thereof is based upon (a) use of ClearMode or Trade-Marks in combination with other hardware, software or devices where ClearMode or Trade-Marks are not in and of themselves infringing, (b) compliance with designs, plans or specifications provided by Content Provider, (c) modifications of ClearMode or Trade-Marks by anyone other than Wmode, or its employees or agents, (d) or any claims of infringement of any patent, copyright, trade secret, trade-mark or other proprietary right in which Content Provider or any affiliate of Content Provider has an interest or license other than in the licensed software as contemplated hereunder, (e) failure of Content Provider to use updated components provided by Wmode for avoiding infringement; and (f) use of the ClearMode in a manner for which it was never designed or contemplated

Furthermore, the total maximum aggregate liability of Wmode under this Section 7, of any kind whatsoever including, without limitation, any costs, expenses, losses, claims, demands, damages, obligations, liabilities or injuries arising from or due to the Property or other performance or non-performance by Wmode under or related to this Agreement, whether based or arising in contract, in tort, under a statute, at law, in equity or otherwise, is limited and may not exceed in any and all circumstances, in the aggregate, the payments actually received by Wmode for the Service for the previous three (3) month period.

8.	TERM

This Agreement shall be effective from the date of signing by both Parties for a one year term (“Term”).and shall automatically renew on the end of the Term on each successive anniversary date for a further one year.

Notwithstanding any other provisions herein to the contrary either Content Provider or Wmode may terminate the agreement for any reason by notification in writing to the other party by a written notice of termination at least thirty (30) days.

Notwithstanding any other provisions herein to the contrary, it is understood and agreed that the agreement shall terminate upon the bankruptcy, insolvency or a wind-up of either of the parties or in the event of general assignment in favour of its creditors, or upon the mutual consent in writing of Content Provider and Wmode, or at the option of Wmode, upon breach by Content Provider of any of the terms and conditions of this contract

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Upon termination of this Agreement, Wmode shall be entitled to deny access or use of ClearMode and Trade-Marks belonging to Carrier, and the rights granted under the Agreement shall terminate forthwith. Similarly, upon the termination of this Agreement, Wmode shall cease the distribution, sale, or facilitation of sale of all Applications or Content. Wmode shall permanently remove all intellectual property belonging to Content Provider from it’s systems, inclusive of backups. Such intellectual property shall include, but will not be limited to: .Jar/.Jad files, URLs, Application & Content descriptions, logos, screenshots, and other marketing material promoting the same.

9.	ARBITRATION

Any and all disputes arising under or by virtue of the provisions of the Contract documents shall be determined in accordance with the provisions of the arbitra-tion law of the jurisdiction defined in Section 10.4 hereof. The decision of the Arbitrator(s) shall be final and binding on both parties. The parties hereto shall each pay half of the fees and costs, if any, associated directly with the arbitra-tion, except each party shall pay it’s own transportation, accommodation and meal expenses.

10.	ENFORCEABILITY AND AUTHORITY

10.1	Incorporation and Qualification

Each of Wmode and Content Provider represents that they are duly formed, organized, in good standing and has the power to own and operate its property, carry on its business and enter into and perform its obligations under this Agreement.

10.2	Validity of Agreement

Each of Wmode and Content Provider represents that the execution, delivery and performance by it of this Agreement: have been duly authorized by all necessary corporate action on its part; and do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected.

10.3	Execution and Binding Obligation

Each of Wmode and Content Provider represents, but with respect to itself only, that this Agreement has been duly executed and delivered by it, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms subject only to any limitation under applicable laws relating to bankruptcy, winding-up, insolvency, reorganization, arrangement and other similar laws of general application affecting the enforcement of creditors' rights, and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction

10.4	Jurisdiction

The laws of the Province of Alberta and the applicable laws of Canada shall govern this agreement. The Content Provider expressly attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta.

11.	SEVERANCE

Each of the restrictions and provisions contained in this Agreement or in any variation thereof shall be construed as independent of every other such restriction or provision to the effect that if any provision is determined to be invalid or unenforceable to any extent, such provision shall be severed from the body or other provisions and such determination shall not affect any other provision in the Agreement, which shall continue to be valid and enforceable to the fullest extent permitted by law.

12.	GENERAL PROVISIONS

1)
Independent Contractors. Wmode and Content Provider are independent contractors under this Agreement, and nothing herein may be construed to create a partnership, joint venture, franchise or agency relationship between Wmode and Content Provider. Neither party has any authority to enter into agreements of any kind on behalf of the other party.

CONFIDENTIAL

2)
Attorneys’ Fees. If any arbitration or court action is commenced by either party, the substantially prevailing party in that action is entitled to recover its out-of-pocket and court costs and reasonable attorneys’ fee incurred therein.

3)
Assignment. Neither party may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld; except that either party may, without the other party’s consent, assign this Agreement or any of its rights or delegate any of its duties under this Agreement to any affiliate of such party; provided that the affiliate controls, is controlled by or is under common control with such party. Wmode may assign this Agreement, without consent, to any purchaser of all or substantially all of Wmode’s assets or to any successor by way of merger, consolidation or similar transaction. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

4)
Nonwaiver. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

5)
Force Majeure. Neither party will be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party’s reasonable control.

6)
Language. All Wmode supplied manuals, documents and printed matter of any sort comprising or relating to the contract shall be in the English language, unless otherwise requested by Content Provider, in which case Content Provider shall pay all translation costs incurred by Wmode.

7)
Announcements. Neither party shall make any announcement concerning this Agreement, or its subject matter, without the prior written approval of the other party, which will not unreasonably be withheld, except as required by law or any regulatory authority.

8)
Counterparts, Electronic Signatures. This Agreement may be executed in counterparts by means of facsimile which, when each is respectively executed by each of the parties shall be deemed to be an original and such counterparts together shall be deemed to constitute one instrument.

9)	Assignment. Content Provider may assign no agreement constituted by Wmode’s acceptance without the written consent of Wmode.

10)
Employment. During the term of this Agreement and for a period of three years following its termination for any reason whatsoever, the Content Provider shall not, directly or indirectly, on the Content Provider’s behalf or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, any person employed by Wmode.

11)
Actions. No action, regardless of form, arising out of the services provided pursuant to these terms and conditions, may be brought by Content Provider more than one (1) year after the cause of action has accrued.

CONFIDENTIAL

13.	NOTICES

Any notice given by Wmode or Content Provider hereunder may be given by e-mail, facsimile, courier, personal delivery or mail. The date of service of notice shall be that date on which the said notice is received.

The address and fax number for services of notice shall be:

In respect of Wmode:

To Wmode:	3553 - 31 Street N.W.,
Calgary, AB, Canada, T2L 2K7

ATTENTION:	Mr. Robert S. Woodward
Phone:	403.260.8692
Fax:	403.210.3663
email:	contracts@wmode.com

In respect of Content Provider:

To Content Provider:	Dwango North America Corp.
2211 Elliott Avenue, Suite 601
Seattle, WA USA 98119

ATTENTION:	Paul Quinn
Phone:	206.832 .0659
Fax:	206.832.0601
email:	paul.quinn@dwango.com

Each of the parties hereto shall notify the others of any change of address or fax number within 48 hours of such change.

14.	ENTIRE AGREEMENT

This Agreement (including the Carrier Addendums) constitutes the entire agreement between the parties and supersedes all prior agreements in connection with the subject matter hereof, except for the non-disclosure agreement referred to in Section 5.5, which is incorporated herein in its entirety. This Agreement may only be varied by written instrument, signed by a duly authorized representative of each party.

IN WITNESS WHEREOF, Content Provider and Wmode have caused these presents to be executed by their duly authorized representatives as follows:

Wmode Inc.		Dwango North America Corp.
Signature:	/s/ Robert Woodward	Signature:	/s/ J.Paul Quinn

Name:	Robert Woodward	Name:	Paul Quinn
Title:	CFO	Title:	CFO
Date:		Date:	3/9/05

CONFIDENTIAL

Schedule A

“ClearMode Clearinghouse Content Provider Membership Fees”

Unless otherwise agreed to in writing, payment for the ClearMode Service herein is based upon the terms identified in each specific Carrier Addendum.

The settlement of funds will be monthly and:

a) For amount directly settled by Wmode, shall be reported and transferred by the settlement process provided by Wmode or its settlement partners, or

b) For amounts not settled by Wmode, shall be invoiced monthly by Wmode based on the transactional details calculated and reported by Wmode’s Service.

Content Provider shall pay a one-time clearinghouse-provisioning fee that entitles the Content Provider to license the necessary Software and access to limited Engineering Services to assist with integrating Content Provider’s environment to the clearinghouse Service. NOTE: This fee has been waived.

Content Provider shall maintain a membership with Wmode in order to have access to the clearinghouse Service. Membership must be renewed on an annual basis. Wmode must receive payment of an annual membership fee in order for Content Provider to remain a member of the clearinghouse Service.

1.	Content Provider will pay Wmode an integration fee. This fee is due and payable within 10 days of integration of the Content Provider Applications with ClearMode. NOTE: This fee has been waived.

2.
Content Provider will pay Wmode an annual clearinghouse membership fee. This fee is due and payable within 30 days of each anniversary of this Agreement. Should the Content Provider not achieve sales of $2000 per month at the end of the first year, Wmode may charge an annual fee of $1000 per year for the Content Provider to remain a clearinghouse member NOTE: This fee is waived for the first year of Membership.

CONFIDENTIAL
A-1

Schedule B

Service Level Agreement

Service Item	Wmode Responsibility	Content Provider Responsibility
Customer Interaction
Wmode will respond to, resolve, and track only the billing-related customer issues for the Content Provider’s service. Wmode will refer all other service-related customer issues to the Content Provider.
Content Provider will respond to and resolve all non-billing service-related queries referred directly from Wmode Customer Care to the Content Provider for resolution.
If Content Provider receives any calls directly from Carrier Subscribers regarding Wireless Data Service in general, refer them to the appropriate carrier at 611 on their wireless phone.
Single Point of Contact for Incident Resolution	1 403-608-6089 operations.support@wmode.com	1.206.283.0600 menu option Hot phone support - 24x7x365
	24x7x365 days/yr	support@dwango.com
Service Level Targets	Availability: 99.5%, excluding planned maintenance (planned maintenance shall not exceed one hour per week).
Availability:

99.5%, excluding planned maintenance (planned maintenance shall not exceed one hour per week).

Maximum Site Response: not to exceed:
• Ten seconds per page view
• That of comparable services on the Internet
Each party recognizes the potential for latency as a result of the Internet or Carrier network performance issues.

Outage/Incident Reporting
If Wmode or the Carrier detects a service-affecting incident:
• Wmode may open a Software Problem Report and troubleshoot the problem.
• If determined to be a Content Provider problem, Wmode will e-mail Content Provider single point of contact number to report incident.

If Content Provider detects a service-affecting incident:
• E-mail Wmode to report incident, providing description of incident, impact to customers, and estimated resolution time: operations.support@wmode.com
• Provide Wmode with periodic updates of progress towards resolution.

Incident Escalation	Business Contacts:
Note: A “bridge” is a conference call initiated by Wmode for incident troubleshooting purposes.	• Richard Bessette - ClearMode Operations Office (403) 608-6089 • Peter Dean - ClearMode Operations Office (403) 260-5590
• A Bridge Contact
               David Parker
       Office: 206.832.0626
       Mobile: 206.601.6311
       E-mail: david.parker@dwango.com
•  B Bridge Contact
   Neil Olson
   Office: 206.832.0657
   Mobile: 206.409.8677
   E-mail:neil.olson@dwango.com
• Business Contacts
   Brad David
   Office: 206.832.0615
   Mobile: 425.283.7600
   E-mail: brad.david@dwango.com

Outage/Incident Reviews
Incident history will be maintained in SPR records logged by Wmode.
Wmode will escalate based on requirements from the various Carriers.
If a problem persists for four hours or more, Wmode has the right to pull Content Provider’s Applications from the ClearMode system until such time that Content Provider demonstrates that it can meet service level expectations. In this case, contact:
operations.support@wmode.com

For each incident that prevents customer access to Content Provider site for more than two hours, Content Provider will send root cause assessment analysis via e-mail within 10 days of incident resolution to:
operations.support@wmode.com

Maintenance/Change Control Management
Wmode will provide Content Provider with at least 10 days advance notice via e-mail of any change to ClearMode that would impact the interface and inter-operation of services provided by the Content Provider

Content Provider will provide Wmode with at least ten days advance notice via e-mail to operations.support@wmode.com of all planned maintenance activities. Planned maintenance will be conducted within the standard maintenance window.

Standard Maintenance Window:
Between the hours of 10:00 p.m. and 3 a.m. Eastern Standard Time. Content Provider will make every effort to coordinate with Wmode when planning maintenance to minimize impact to Carrier customers.

Third Party Services	N/A	Content Provider is responsible for third party content, Internet service, or application providers included as part of the Content Provider service.
Monthly Reporting	Refer to Section 3.12 Monthly Revenue Reports, Payments and Settlement.
Content Provider will submit performance reports to Wmode via e-mail on a monthly basis, or provide availability to online statistics.
Reports are due by the seventh business day after the end of each month, beginning one month after the signing of this Agreement, and should be sent to:
operations.support@wmode.com
Each report shall include:
• Total number of outages in a given month
• Total availability expressed as a percentage
• Number of reported purchase errors
• Mean time to repair (minutes)
Content Provider will use a standard reporting template, an electronic copy of which can be requested by e-mailing Peter Dean at:
operations.support@wmode.com

Service Reviews	Initially at six months, annually thereafter (unless actual service performance during any month warrants an earlier review).	When requested, Content Provider will participate in service reviews.

CONFIDENTIAL
B-1

ADDENDUM TO CLEARMODE CONTENT PROVIDER
STANDARD SERVICE AGREEMENT
For
MICROCELL SOLUTIONS INC.

This Addendum (the “Addendum”) dated February 23, 2005, (“Addendum Date”), by and between Wmode, Inc. (“Wmode”) and Dwango North America Corp, d/b/a Dwango Wireless (“Content Provider”) amends the ClearMode™ Content Provider Standard Service Agreement dated December 21, 2004 (the “Agreement”).

Under this Addendum, Content Provider wishes to sell certain Digital Content to Microcell Solutions (Microcell) Users. This Addendum sets forth certain terms and conditions for the Content Provider’s integration into the ClearMode platform and subsequent sale of Digital Content to Microcell Users.

WMODE	CONTENT PROVIDER
Legal Name: Wmode Inc., an Alberta Corporation	Legal Name: Dwango North America Corp. Business Name (if different):
(“Wmode”)	(“Content Provider”)

WMODE ADDRESS (For Official Notices and Billing)	CONTENT PROVIDER ADDRESS (For Official Notices and Billing)

Wmode Inc. 3553 31 St NW Calgary, AB T2L 2K7 Attn: Mr. Robert S. Woodward Email Address: contracts@wmode.com Fax No. (403) 210-3663	Dwango North America Corp. 2211 Elliott Ave. Suite 601 Seattle, WA 98121 Attn: Paul Quinn E-mail: paul.quinn@dwango.com Fax No: 206.832.0601

EXHIBITS

Exhibit A - Financial Schedule

Exhibit B - Policies Concerning Content and Services

EACH PARTY’S SIGNATURE BELOW ACKNOWLEDGES THAT SUCH PARTY HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREES TO BE BOUND BY THEM.

CONFIDENTIAL

WMODE INC.	CONTENT PROVIDER

By: /s/ Dennis Woronuk	By: /s/ J. Paul Quinn

Title: President and CEO	Title: CFO

Date: March 10, 2005	Date: 3/9/05

1.	DEFINITIONS

Agreement shall mean the ClearMode Content Provider Standard Service Agreement

Content Delivery & Management System (CDMS) shall mean the product offered by Microcell for giving to the Content Provider the opportunity to receive payment from Users for WAP, SMS, MMS, Web and Java based content services of the Content Provider.

Users shall mean Microcell (Fido) mobile phone subscribers.

“Service” or “Content Service” shall mean a collection of content made available by the Content Provider to the Users over the mobile network of Microcell.

User-Billing shall mean the billing functionality that allows qualified Users (as determined by Microcell) to purchase content services through the CDMS, either in single transactions, on a subscription basis or through bundles, and to have those purchases appear on the User’s bill or charged to the User’s prepay account.

Ring Tones shall mean downloadable:
•	Monophonic - Audio segments that are either Nokia Smart Message Specification v.3.0, iMelody Specification v. 1.0, Motorola proprietary or otherwise current version.

•	Polyphonic - Audio segments that are either four (4), eight (8), sixteen (16), twenty-four (24), thirty-two (32), forty (40) or seventy (70) voice general MIDIs.

•	TruTones:
•	Cover Tones - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements as cover representations of hit songs;

•
FX Tones - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements as representations of sound effects, movie & TV lines, sports moments, famous speeches, etc.;

•
Standard Voice Ringers - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements where the most prominent element is a comedic message, but does not include Celebrity Voice Ringers; and

•
Celebrity Voice Ringers - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements where the most prominent element is the spoken voice of a celebrity

•
Master Tones - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements embodying a master sound recording commercially released by a record label.

2.	ROLES AND RESPONSIBILITIES OF MICROCELL

Microcell is responsible for the payment solution for its Users. In order for Microcell to be able to organize the payment solution through invoicing of User as stated in this Addendum, the following criteria must be fulfilled:

•	the User must be a subscriber of Microcell

•	the User must be linked to Microcell’s network with a data connection, where the MSISDN of the User is transferred.

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2

The Content Provider will not be passed User’s MSISDN. ClearMode will provide unique identifiers for each User. Where Users cannot be identified automatically they will be allowed by the Content Provider to browse unidentified.

Microcell is responsible for operation and the performance of its mobile network. Microcell assumes no liability for any direct or indirect damage caused by the unavailability or non-operation Microcell Network, CDMS or any of the ClearMode components.

Microcell shall charge its Users for the purchase of Content Provider’s content services and collect amounts from User’s.

Microcell shall provide first-tier customer care for Users with respect to the billing of content services purchased via the CDMS. Microcell will have sole responsibility for settling any billing disputes with Users regarding the purchase of content services through the CDMS. If Microcell, in its sole discretion, determines that a full or partial refund shall be granted to a User, Microcell may grant such a refund.

If Microcell is unable to recover from its Users the debts resulting in Services usage, in particular in case of complaints by the Users, Microcell can refuse to share the related revenue or to require a refund if the payment has already been made.

Microcell has the right to develop and to maintain its own content services.

Microcell will protect the Trademarks, the Documentation and all related intellectual property including without limitation, all copyright, trade secret, patent, trademarks and other intellectual or industrial property rights therein (the "Property"). No Property or ownership right or interest in the Property or any part thereof is granted to Microcell by virtue of this Agreement,

3.	ROLES AND RESPONSIBILITIES OF CONTENT PROVIDER

The Content Provider shall develop and offer the content services in accordance to the “Fido Mobile Network Development Guide for Content Providers” for the Microcell CDMS. The Content Provider is responsible for the operation of its own applications and content services.

The Content Provider is responsible for the interface between its applications and ClearMode. The Content Provider shall have sufficient technological means for the maintenance and distribution of the content and to meet the service levels specified in Section 5.

The Content Provider shall provide Wmode with URL links to the WAP Content Services for incorporation into Microcell’s CDMS. The Content Provider shall make the Content Services available to Wmode for test and approval.

The Content Provider shall enter and configure the content services into ClearMode for billing purposes, The Content Provider shall fill out the form “Fido Mobile Network Portal Information” that includes the description of the services and Microcell may publish this information on the Microcell web portal.

The Content Provider appoints Wmode to generate the billing record for content service purchased by the User.

The Content Provider is only allowed to use ClearMode to deliver Services (e.g. SMS, MMS, WAP Push, Java downloads) to Users, who have solicited the Service (i.e. signed up). In case of complaints raised by any Microcell User, the Content Provider has to provide Wmode with all the relevant documents proving that the request for the specific Service by the complaining User was made in proper and legal way.

The Content Provider takes all the risks and liabilities for the purchase of content services, including but not limited to the risks of non-payment and fraud.

The Content Provider has the full responsibility to provide User Support and User Services to Users through a customer self-care by one or more of the following means: web, email, WAP service or a toll free number (800). In no case shall it be a charge back number (900). The Content Provider’s contact information (web link, email) may be published on the Microcell web portal.

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3

The Content Provider shall only display Content Items in response to a Content Request originating from the User’s MSISDN that generates a notice by Wmode to the Content Provider.

The Content Provider determines the nature of the Content Services delivered and is solely responsible for its content and operation following the policies set forth in Exhibit B, “Policies Concerning Content and Services” and in the “Fido Mobile Network Development Guide for Content Providers”.

4.	THE CONTENT SERVICE

If Microcell reasonably suspects breach of this Agreement it must provide written notice and allow Content Provider 14 days to respond before it may temporarily remove all links to the Content Service from the Microcell CDMS Portal.

Content Provider shall not knowingly provide Content Item’s that shall contain any virus, worm, Trojan or other rogue program or contaminant.

The Content Provider shall retain evidence that Content Items displayed to Users were properly requested by a User and Microcell shall have the right to inspect the evidence referred to above for a period of one (1) year.

The Content Provider shall not apply any fee or charge to any Content Item, which relates to pricing, instructions, and subscription management or is otherwise not a genuine part of the Content Service.

The Content Provider will ensure that the Content Services are delivered in accordance with the specifications set out in Exhibit B, “Policies concerning Content and Services”.

No file downloaded as part of the Content Services shall be larger than 0.5 megabytes and no page displayed shall be larger than 30 kilobytes.

The Content Provider must give Wmode at least 14 days' notice of its intention to make any alterations to this Content Services Specification. In the event of the Content Provider serving such notification Wmode shall use its reasonable endeavors to ensure that billing and other systems can be put in place to accommodate such alterations within 14 days and Microcell or Wmode shall only withhold approval on reasonable grounds of technical or User protection.

Wmode shall manage subscriptions and access control. The Content Provider shall be entitled to add its own subscription management and access control with the prior written consent of Wmode, consent to which shall not be unreasonably withheld.

5.	CUSTOMER SERVICE AND SUPPORT

In addition to the requirements specified in the “ClearMode Content Provider Standard Service Agreement”, the Content Provider shall provide Wmode with their services that meet the following requirements:

•	Second level Customer Service support through email with a 12-hour turnaround;

•	A 99.5% percent availability for all Content, servers and links

•	A disaster recovery plan; and

•	An escalation procedure

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4

6.	MARKETING

Microcell will ensure that a link to the Content Services is incorporated into the Microcell Portal.

Microcell will have the final decision on where services/content initially appears in directory structure and any future repositioning of the Content Service in the directory structure.

The Content Provider shall be responsible for marketing and promoting the Content Services.

Microcell shall be entitled to use any trademark of the Content Provider for the purposes of promoting the Service on the Microcell Portal.

Before the Content Service is promoted on the Microcell Portal, and from time to time afterwards, the Content Provider shall provide Wmode with sample, free view or promotional material for use in the event that it wishes to promote the Content Service.

7.	DURATION & TERMINATION

The Addendum shall remain in force for an indefinite period of time. Each party may terminate this Addendum by giving 90 days notice to the other at any time, but not earlier than 6 months after the present Addendum has been signed.

8.	EXCLUSIVITY

Content Provider agrees that the Premium Content provided as part of this schedule to Microcell, shall be exclusively provided through this agreement with Wmode.

9.	CONFIDENTIALITY

All Content Provider proposals submitted for review by Microcell and Wmode shall be treated as Confidential.

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5

EXHIBIT A

FINANCIAL SCHEDULE

REVENUE SHARE FOR CONTRACTED CONTENT

Table A.1 - Revenue Share for Contracted Content

Content Type	Content Provider Revenue Share
Ringtones (Monophonic, Polyphonic, True Tones)	[**]
Rolling Stone Ringtones (Monophonic, Polyphonic, True Tones)	[**]
Graphics	[**]
Game Downloads	[**]
Premium WAP Services	[**]
Master Tones	[**]
Premium SMS Services	[**]
Premium MMS Content	[**]
[**]
Applications / Other	[**]

1	PRICES & PAYMENT CONDITIONS

Wmode reserves the right to remove link to the Content Services and cease making Revenue Share Payments relating to Content Requests made from the date of such removal, during a period of continued non-availability. Wmode shall provide such notice by email.

Wmode shall remove all access to the Content Services (including all Content Items) from the Microcell Portal, within 3 working days of the termination of the Addendum.

On termination of the Addendum, the Content Provider shall either:

1.	Refund pro-rata to User all sums paid in respect of the un-expired term of any Subscription Item;

2.	Provide Content Services in another form for the un-expired period of any Subscription Request.

2	PRICING

[**]   Confidential treatment requested

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6

The Content Provider shall suggest the retail price for the Content and Microcell will either approve or suggest an alternate price for the launch. If an alternate price is suggested, the Content Provider must approve this price prior to launch. All prices exclude applicable taxes.

During the Term, Wmode agrees to pay to Content Provider, in full consideration of the rights and licenses granted to Wmode by Content Provider for the Content & Applications in this Agreement, a fee for the Content and Applications downloaded by End-User’s payable as follows (the “Revenue Share”):

•	Wmode shall pay: the percentage of the Gross Revenue as defined in Table A.1 above for each successfully downloaded element of Content or Application by End User,

•
Microcell may change the Revenue Share percentages from time to time that may result in Wmode changing the revenue share payable to the Content Provider. Wmode shall provide notice by email of such pending change;

•	Microcell may change the retail price of the price of each Service from time to time; and

When used in this Agreement, “Gross Revenue”, as defined in the ClearMode Content Provider Standard Service Agreement, is processed by Microcell each month after the Commercial Launch Date.

User’s access to the GSM and GPRS network, including SMS and MMS services, is not part of this agreement and all revenue derived from the associated transport services shall be the sole revenue of Microcell.

Wmode shall have the right to terminate this Addendum by giving a days notice without liability if the Content Provider does not reach minimum revenue of $2000.00 per month, but not earlier as of 12 months after the Addendum has been signed.

All transactions by Wmode or Microcell test devices will not be included in the Gross Revenue.

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EXHIBIT B

POLICIES CONCERNING CONTENT AND SERVICES

1.	ANTI-SPAMMING

Spamming is the sending of a large number of unsolicited messages (SMS/MMS) which are wholly or mainly identical in terms of content (e.g. advertising, chain letters) sent to a wireless mobile device whereby at least some of the targeted recipients (Users) have not requested or consented to receive this kind of messages and have reported a complaint.

Microcell and the Content Provider agree that they wish to combat Spamming using the measures outlined below.

Therefore, the following conditions shall apply:

•	Spamming is forbidden;

•	the Content Provider shall only send advertisement and/or information to a User where the Content Provider is in receipt of its consent or of an explicit request;

•
the Content Provider shall offer a simple SMS "opt out"-possibility to each of its services individually or to all of its services. The Content Provider has to handle such opt-out requests immediately. The opt-out function must be easy to use by the Users;

•	the Content Provider agrees to include the following information in every advertising and/or information SMS sent: Content Provider name

•	Content Provider’s telephone number[1]

•	the Content Provider agrees to include the following information in every MMS sent, irrespective of the message content:

▪	Content Provider name

▪	Content Provider address

▪	Content Provider’s telephone number[1] or alternatively Content Provider’s hotline e-mail address;

•	the text or images displayed in the messages must not be misleading, and must straightforwardly describe or illustrate the services offered.

2	SERVICE SUBSCRIPTON

The Content Provider can offer service subscriptions through the Internet. In that case the Content Provider shall take all appropriate security measures in order to avoid any abuse.

The Content Provider shall send a free of charge SMS confirmation for each service subscription done by a User.

________________________
1 The number shall either be a toll number (800) or a geographical number and in no case shall it be a charge back number (900).

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The Content Provider commits to avoid the offering of valueless or inappropriate content that a User can consider as abusive or excessive. In case of suspicion of abuse, Microcell reserves the right to start a specific investigation according to its own rules and conditions in collaboration with the Content Provider. During the investigation, Microcell can suspend the concerned service in order to prevent possible damages.

3	GENERAL STATEMENT

Microcell reserves the right to either suspend the service or terminate the contract with the Content Provider with immediate effect without any obligation or contractual liability if the conditions contained in the present document are not followed. The Service will be immediately reactivated as soon as they are met.

Microcell reserves the right to update the present document on an ongoing basis to comply with the latest developments in these matters, and will inform the Content Provider 4 weeks before the new version enters into force.

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ADDENDUM TO CLEARMODE CONTENT PROVIDER STANDARD SERVICE AGREEMENT
RINGTONES & GRAPHICS
ROGERS WIRELESS

This Addendum (the “Addendum”) dated February 28, 2005, (“Addendum Date”), by and between Wmode, Inc. (“Wmode”) and Dwango North America Corp. d/b/a Dwango Wireless (“Content Provider”) amends the ClearMode™ Content Provider Standard Service Agreement dated December 21, 2004 (the “Agreement”).

Under this Addendum, Content Provider wishes to sell certain Digital Content to Rogers Wireless Users. This Addendum sets forth certain terms and conditions for the Content Provider’s integration into the ClearMode platform and subsequent sale of Digital Content to Rogers Wireless Users.

WMODE	CONTENT PROVIDER
Legal Name: Wmode Inc., an Alberta Corporation (“Wmode”)	Legal Name: Dwango North America Corp. Business Name (if different): (“Content Provider”)
WMODE ADDRESS (For Official Notices and Billing)	CONTENT PROVIDER ADDRESS (For Official Notices and Billing)
Wmode Inc. 3553 31 St NW Calgary, AB T2L 2K7 Attn: Mr. Robert S. Woodward Email Address: contracts@wmode.com Fax No. (403) 210-3663	Dwango North America Corp. 2211 Elliott Avenue Suite 601 Seattle, WA 98121 Attn: Paul Quinn Email address: paul.quinn@dwango.com Fax No. 206.832.0601

EXHIBITS

Exhibit A - Rogers Wireless Interactive Devices

EACH PARTY’S SIGNATURE BELOW ACKNOWLEDGES THAT SUCH PARTY HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREES TO BE BOUND BY THEM.

WMODE INC.	CONTENT PROVIDER

By: /s/ Dennis Woronuk	By: /s/ J. Paul Quinn

Title: President and CEO	Title: CFO

Date: March 10, 2005	Date: 3/9/05

CONFIDENTIAL

1           Definition:
“Ring Tones” means downloadable:

•	Monophonic - Audio segments that are either Nokia Smart Message Specification v.3.0, iMelody Specification v. 1.0, Motorola proprietary or otherwise current version.

•	Polyphonic - Audio segments that are either four (4), eight (8), sixteen (16), twenty-four (24), thirty-two (32), forty (40) or seventy (70) voice general MIDIs.

•	TruTones:

•	Cover Tones - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements as cover representations of hit songs;

•
FX Tones - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements as representations of sound effects, movie & TV lines, sports moments, famous speeches, etc.;

•
Standard Voice Ringers - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements where the most prominent element is a comedic message, but does not include Celebrity Voice Ringers; and

•
Celebrity Voice Ringers - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements where the most prominent element is the spoken voice of a celebrity

•
Master Tones - Audio segments that are either actual standalone audio recordings or audio recordings combining certain file elements embodying a master sound recording commercially released by a record label.

2          Ring Tones: End User Navigation Of Content Provider Main Deck provided to Wmode:
Ring Tones: End User Navigation Of Content Provider Main Deck provided to Wmode
Content Provider will provide Wmode with a Main Deck as follows:
Ringtone 1
Ringtone 2
Ringtone X

Content Provider will provide Wmode with Sub Decks as follows:
Ringtone 1
Ringtone 1
Accept Page
Download Page
Store Options
Thank You Page
Help
Terms of Use
Rogers Home

Wmode will provide during the term, Content Provider additional End User navigation look and feel to the main and sub deck as the Rogers Total Content library expands

3    GRAPHICS: END USER NAVIGATION OF CONTENT PROVIDER MAIN DECK PROVIDED TO WMODE:

Content Provider will create, in both English and French, WAP Decks considering the following requirements:.

Content Provider will provide Wmode with a Main Deck as follows:
Title 1
Title 2
Title X
Rogers Home

Content Provider will provide Wmode with Sub Decks as follows:
Title 1
Title 1
Accept Page
Download Page
Store Options
Thank You Page
Help
Terms of Use
Main Deck
Rogers Home

Wmode will provide during the term, Content Provider additional End User navigation look and feel to the main and sub deck as the Rogers Total Content library expands..

4         CONNECTIVITY REQUIREMENTS:
Content Provider will provide:
WAP URL to the main deck as identified in section 1 and 2.

CONFIDENTIAL

5     Ring Tones and Rogers Content - Download Experience:

Content Provider is required to support the following download experience as determined by Rogers:

Customer launches browser and surfs Premium Content on main deck as identified in section 1 and 2.

Customer selects a Ringtone for download using their browser, which results in a HTTP request to the content. The User Agent or preferably the User Agent Profile is used to display only the available Ringtone and/or Rogers Content for the device identified.

Content Provider displays the Accept page containing the text “You are about to download “Ringtone Title”. Your Ring Tune will be billed $2.10 plus any applicable data transmission fees.” with a link to Accept.

On “Accept” Content Provider redirects the User to ClearMode Purchase Engine (PE Deferred). ClearMode Purchase engine will display the Download Page to the User. On acceptance ClearMode Purchase Engine will redirect the User back to the Content Provider server.

The Content Provider server passes the Ringtone to the client and the client browser prompts to Download/Cancel.

After the download has completed, the client displays the messages on the phone "Download Complete". Upon successful delivery of the Ringtone, Content Provider will send an “Event Complete” message to ClearMode.

Content Provider to add other handling scenario by phone type.

Content Provider and Wmode will provide Rogers and its Customers with a download window. The download window will be open for a 96-hour period where customers and Rogers will have the opportunity to download the same piece of content for a Customer at no additional charge.

6     GRAPHICS - DOWNLOAD EXPERIENCE:

Content Provider is required to support the following download experience as determined by Rogers:

Customer launches browser and surfs Premium Content on main deck as identified in section 2.

Customer selects an Image for download using their browser, which results in a HTTP request to the content. The User Agent or preferably the User Agent Profile is used to display only the available Ring Tone and/or Rogers Content for the device identified.

Content Provider displays the Accept page containing the text “You are about to download “Image Title”. Your Image will be billed $1.50 plus any applicable data transmission fees.” with a link to Accept.

On “Accept” Content Provider redirects the User to ClearMode Purchase Engine (PE Deferred). ClearMode Purchase engine will display the Download Page to the User. On acceptance ClearMode Purchase Engine will redirect the User back to the Content Provider server.

The Content Provider server passes the Image to the client and the client browser prompts to Download/Cancel.

After the download has completed, the client displays the messages on the phone "Download Complete". Upon successful delivery of the Image, Content Provider will send an “Event Complete” message to ClearMode.

Content Provider to add other handling scenario by phone type.

Content Provider and Wmode will provide Rogers and its Customers with a download window. The download window will be open for a 96-hour period where customers and Rogers will have the opportunity to download the same piece of content for a Customer at no additional charge

7    HANDSET REQUIREMENTS:

Content Provider will provide Content for all Devices specified in Exhibit A at content providers best efforts.

Content Provider will provide Wmode with a handset roadmap and the supported Content.

8    BILLING REQUIREMENTS:

Content Provider is required to support the following interface requirements between their content server and ClearMode:

Content Provider will configure their services into ClearMode using Purchase Engine (PE Deferred) and price each service as stated by Rogers.

9	Revenue Share:

26.1 During the Term, Wmode agrees to pay to Content Provider, in full consideration of the rights and licenses granted to Wmode by Content Provider for the Content & Applications in this Agreement, a fee for the Content and Applications downloaded by End-User’s payable as follows (the “Revenue Share”):

(a) for RingTones (Monophone, Ployphonic TruTones) and Graphics, Wmode shall pay:
[**] of the Gross Revenue for each successfully downloaded element of Content or Application by End User;

(b) for RingTones (Master Tones) Wmode shall pay ; [**] of the Gross Revenue for each successfully downloaded element of Content or Application by End User.

(c) Rogers Wireless may change the Revenue Share percentages from time to time that may result in Wmode changing the revenue share payable to the Content Provider. Wmode will provide advance notice to the Content Provider;

(d) Rogers Wireless may change the retail price of the price of each service from time to time;and

[**]   Confidential treatment requested

CONFIDENTIAL

26.3 When used in this Agreement, “Gross Revenue”, as defined in the ClearMode Content Provider Standard Service Agreement, is processed by Rogers each month after the Commercial Launch Date less a deduction of [**] percent for customer credits and uncollectable debt attributable to such Content and Applications (the “Deduction”).

Any transactions by Wmode or Rogers test devices shall not be included in the Gross Revenue

10   OTHER REQUIREMENTS:
For all Content, Content Provider to provide following information:
Images/Screenshots/Previews
Description of each Content
Application Size
Supported Devices
Content titles
Marks, Trade Names, Logos, Marketing Style Guidelines

11   Customer Service and Support:
Content Provider shall provide Wmode with their services that meet the following requirements:
Second level Customer Service support through email with a 12-hour turnaround;
99.5% percent availability for all Content, servers and links.
A disaster recovery plan
Escalation procedure.

12	Exclusivity
Content Provider agrees that the Premium Content provided as part of this schedule to Rogers Wireless, shall be exclusively provided through this agreement with Wmode.

[**]   Confidential treatment requested
CONFIDENTIAL

EXHIBIT A

ROGERS WIRELESS INTERACTIVE DEVICES

For launch, Content Provider will support Content for the following devices and capabilities:

HANDSET	HANDSET	Ring Tones	Ring Tones	Java	Graphics	Graphics	MMS	MMS	Video	Video
MFG	Model	Poly	TruTone	Games	Colour	Animated	Pictures	Video	Capture	Downloads
Ericsson	T39	NO	NO	NO	NO	NO	NO	NO	NO	NO
LG	1150	YES	YES	YES	YES	YES	YES	NO	NO	NO
LG	4010	YES	YES	NO	NO	NO	NO	NO	NO	NO
LG	4015	YES	YES	YES	YES	YES	NO	NO	NO	NO
LG	1400	YES	YES	YES	YES	YES	YES	NO	NO	NO
Motorola	C256	YES	NO	NO	YES	YES	NO	NO	NO	NO
Motorola	C333/C332	YES	NO	NO	NO	NO	NO	NO	NO	NO
Motorola	C350	YES	NO	NO	YES	YES	NO	NO	NO	NO
Motorola	C370	YES	NO	YES	YES	YES	NO	NO	NO	NO
Motorola	C650	YES	YES	YES	YES	YES	YES	NO	NO	NO
Motorola	P280	NO	NO	NO	NO	NO	NO	NO	NO	NO
Motorola	P7382i	NO	NO	NO	NO	NO	NO	NO	NO	NO
Motorola	T193	NO	NO	NO	NO	NO	NO	NO	NO	NO
Motorola	T720	YES	NO	YES	YES	YES	NO	NO	NO	NO
Motorola	V180	YES	YES	YES	YES	YES	YES	NO	NO	NO
Motorola	V3	YES	YES	YES	YES	YES	YES	YES	YES	YES
Motorola	V220	YES	YES	YES	YES	YES	YES	NO	NO	NO
Motorola	V300	YES	YES	YES	YES	YES	YES	NO	NO	NO
Motorola	V600	YES	YES	YES	YES	YES	YES	NO	YES (Play)	NO
Motorola	V551	YES	YES	YES	YES	YES	YES	NO	YES	NO
Motorola	V60g	NO	NO	NO	NO	NO	NO	NO	NO	NO
Motorola	V60i	NO	NO	NO	NO	NO	NO	NO	NO	NO
Motorola	V66	NO	NO	NO	NO	NO	NO	NO	NO	NO
Motorola	V70	NO	NO	NO	NO	NO	NO	NO	NO	NO
Nokia	3100	YES	NO	YES	YES	YES	YES	NO	NO	NO
Nokia	3100b	YES	NO	YES	YES	YES	YES	NO	NO	NO
Nokia	3220	YES	NO	YES	YES	YES	YES	YES	YES	YES
Nokia	3300	YES	YES	YES	YES	YES	YES	NO	NO	NO
Nokia	3590	YES	NO	YES	NO	NO	YES	NO	NO	NO
Nokia	3595	YES	NO	YES	YES	NO	YES	NO	NO	NO
Nokia	3600	YES	YES	YES	YES	YES	YES	NO	YES	NO
Nokia	6010	YES	NO	YES	YES	NO	YES	NO	NO	NO
Nokia	6100	YES	NO	YES	YES	YES	YES	NO	NO	NO
Nokia	6590	NO	NO	NO	NO	NO	YES R/S	NO	NO	NO
Nokia	6620	YES	YES	YES	YES	YES	YES	YES	YES	YES
Nokia	5140	YES	YES	YES	YES	YES	YES	YES	YES	YES
Nokia	6800	YES	NO	YES	YES	YES	YES	NO	NO	NO
Nokia	6820	YES	NO	YES	YES	YES	YES	YES	YES	YES
Nokia	8390	NO	NO	NO	NO	NO	NO	NO	NO	NO
Nokia	6310i	NO	NO	YES	NO	NO	NO	NO	NO	NO
Nokia	NGAGE	YES	YES	YES	YES	YES	YES	NO	NO	NO
Nokia	NGAGE QD	YES	YES	YES	YES	YES	YES	NO	NO	NO
Panasonic	GD88	YES	NO	NO	YES	YES	YES	NO	NO	NO
Samsung	S307	YES	YES	YES	YES	YES	NO	NO	NO	NO
Samsung	X426	YES	YES	YES	YES	YES	NO	NO	NO	NO
Samsung	E316	YES	YES	YES	YES	YES	YES	NO	NO	NO
Siemens	C56	YES	NO	YES	NO	NO	NO	NO	NO	NO
Siemens	C61	YES	NO	YES	YES	NO	NO	NO	NO	NO
Siemens	M46	YES	NO	NO	NO	NO	NO	NO	NO	NO
Siemens	SL56	YES	NO	YES	YES	YES	NO	NO	NO	NO
Sony Ericsson	T226	YES	NO	NO	YES	YES	YES	NO	NO	NO
Sony Ericsson	T237	YES	NO	NO	YES	NO	YES	NO	NO	NO
Sony Ericsson	T306	YES	NO	NO	YES	YES	YES	NO	NO	NO
Sony Ericsson	T616	YES	NO	YES	YES	YES	YES	NO	NO	NO
Sony Ericsson	T637	YES	NO	YES	YES	NO	YES	NO	NO	NO
Sony Ericsson	T68i	NO	NO	NO	YES	NO	YES	NO	NO	NO
Sony Ericsson	S710a	YES	YES	YES	YES	YES	YES	YES	YES	YES
Sony Ericsson	Z500	YES	YES	YES	YES	YES	YES	YES	YES	YES

CONFIDENTIAL